November 10, 1995




Southern Electronics Corporation
4916 North Royal Atlanta Drive
Tucker, Georgia 30084

     Re:  Registration Statement on Form S-8; 1991 Stock Option Plan

Gentlemen:

     We have served as counsel for Southern Electronics Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 250,000 shares (the "Shares") of common stock, $.01 par value, of the Company to be offered and sold by the Company pursuant to its 1991 Stock Option Plan (the "1991 Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company, the adoption of the 1991 Plan, and the documents to be issued upon the authorization of the grants of options to purchase the Shares as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of representatives of the Company and of appropriate public officials.

     We are admitted to practice in the State of Georgia, and we express no opinion as to matters under or involving laws of any jurisdiction other than the State of Georgia and its political subdivisions, the laws of the United States of America, and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the exercise of options and payment therefor and upon the issuance and delivery of the Shares as provided in the 1991 Plan and as contemplated in the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                   Very truly yours,



                           POWELL, GOLDSTEIN, FRAZER & MURPHY


22671180